Exhibit 99.1

Tenax Therapeutics Reports Second Quarter 2026 Financial Results and Provides Corporate Update

Company expects to report topline data from Phase 3 LEVEL clinical trial in August 2026

CHAPEL HILL, N.C., July 31, 2026 (GLOBE NEWSWIRE) — Tenax Therapeutics, Inc. (Nasdaq: TENX) (“Tenax” or “Tenax Therapeutics” or the “Company”) today reported financial results for the quarter ended June 30, 2026 and provided an update on its corporate progress.

“We are approaching an exciting moment, one for which we have been preparing since we began developing a therapy uniquely suited for PH-HFpEF. As we announced at the start of July, we expect to have topline data from the LEVEL clinical trial in August,” said Chris Giordano, President and Chief Executive Officer of Tenax Therapeutics. “In parallel, our team continues to activate sites and advance enrollment in LEVEL-2, our second global pivotal trial. We expect to complete LEVEL-2 enrollment by the end of 2027. Thank you to the entire team at Tenax for their commitment and dedication to rapidly advancing TNX-103 for patients.”

Recent Corporate and Clinical Highlights

In July 2026, Tenax announced that it plans to present the results from the Phase 3 LEVEL clinical trial in a Late-Breaking Clinical Science session at the European Society of Cardiology (ESC) Congress 2026, being held August 28-31 in Munich, Germany. In anticipation of potentially receiving topline results from the LEVEL clinical trial in time for presentation at ESC, an abstract was submitted and subsequently accepted.

Second Quarter 2026 Financial Results

Cash position: Tenax Therapeutics reported cash and cash equivalents of $118.0 million as of June 30, 2026. Proceeds of $13.4 million during the second quarter from exercises of previously issued warrants has enabled Tenax to extend its cash runway, and the Company now expects to fund its operations through the second quarter of 2028.

Research and development (R&D): R&D expenses for the second quarter of 2026 were $12.9 million, compared to $6.1 million for the second quarter of 2025. The increase is primarily attributable to increased clinical and preclinical development costs associated with our ongoing Phase 3 LEVEL trial and our second global Phase 3 clinical trial, LEVEL-2, which began in December 2025.

Selling, general and administrative (SG&A): SG&A expenses for the second quarter of 2026 were $5.9 million, compared to $5.7 million for the second quarter of 2025. The increase is primarily attributable to an increase in legal and professional fees as well as salary and benefit costs related to an increase in personnel, all partially offset by a decrease in stock-based compensation expense.

Net loss: Tenax Therapeutics reported a net loss of $17.8 million for the second quarter of 2026, compared to a net loss of $10.9 million for the second quarter of 2025.

About Levosimendan

Levosimendan is a novel, first-in-class K-ATP channel activator/calcium sensitizer currently being evaluated to treat pulmonary hypertension (PH) associated with heart failure with preserved ejection fraction (PH-HFpEF). Levosimendan was first developed for intravenous use in hospitalized patients with acutely decompensated heart failure, and it has received market authorization in 60 countries in this indication; although, it is not available in the United States or Canada. Tenax’s Phase 2 HELP clinical trial, including its open-label extension stage, demonstrated the potential of IV (TNX-101) and oral (TNX-103) levosimendan to bring durable improvements in exercise capacity and quality of life, as well as other clinical assessments, in patients with PH-HFpEF. TNX-103 (oral levosimendan) is currently being evaluated in LEVEL and LEVEL-2, two Phase 3, double-blind, randomized, placebo-controlled clinical trials in patients with PH-HFpEF.

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a Phase 3, development-stage pharmaceutical company using clinical insights to develop novel cardiopulmonary therapies. The Company owns global rights to develop and commercialize levosimendan, which it is developing for the treatment of PH-HFpEF, the most prevalent form of pulmonary hypertension globally, for which no product has been approved to date. For more information, visit www.tenaxthera.com. Tenax Therapeutics’ common stock is listed on The Nasdaq Stock Market LLC under the symbol “TENX”.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These forward-looking statements may include information concerning our clinical trials and our possible or projected future business operations. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, location, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; our estimates regarding the potential market opportunity for our product candidates; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing, customer acceptance and clinical utility of our product candidates; the potential advantages of our product candidates; risks related to our business strategy, including the prioritization and development of product candidates; our competitive position; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including our executives and members of our Board of Directors; intellectual property risks; volatility and uncertainty in the global economy and financial markets in light of unexpected changes in tariffs and the possibility of pandemics, global financial and geopolitical uncertainties, including in the Middle East and the Russian invasion of and war against the country of Ukraine; risks associated with our cash needs; changes in legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contact:

Argot Partners

tenax@argotpartners.com

Tenax Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$117,976	$97,565
Prepaid expenses	3,415	5,643
Other current assets	272	1,019

Total current assets	121,663	104,227

Total assets	$121,663	$104,227

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,795	$6,041
Accrued liabilities	1,278	1,115

Total current liabilities	8,073	7,156

Total liabilities	8,073	7,156

Stockholders’ equity:
Preferred stock, undesignated, authorized 4,818,654 shares
Series A Preferred stock, par value $0.0001, authorized 5,181,346 shares; issued and outstanding 210, as of June 30, 2026 and December 31, 2025	—	—
Common stock, par value $0.0001 per share; authorized 400,000,000 shares; issued and outstanding 31,949,785 as of June 30, 2026 and 9,314,130 as of December 31, 2025, respectively	3	1
Additional paid-in capital	514,560	464,524
Accumulated deficit	(400,973)	(367,454)

Total stockholders’ equity	113,590	97,071

Total liabilities and stockholders’ equity	$121,663	$104,227

Tenax Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Operating expenses
Research and development	$12,850	$6,121	$24,389	$11,804
Selling, general and administrative	5,934	5,671	10,968	11,326

Total operating expenses	18,784	11,792	35,357	23,130
Net operating loss	(18,784)	(11,792)	(35,357)	(23,130)
Interest income	981	954	1,842	1,884
Other income (expense), net	—	(9)	(4)	(9)

Net loss	$(17,803)	$(10,847)	$(33,519)	$(21,255)

Net loss per share, basic and diluted	$(0.35)	$(0.27)	$(0.70)	$(0.56)
Weighted average number of common shares and prefunded warrants outstanding, basic and diluted	50,869,259	39,572,177	48,064,151	38,086,800